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                                               Registration No. 333-52536
   As filed with the Securities and Exchange Commission on December 22, 2000.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8/POS

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                RAYTHEON COMPANY
               (Exact name of issuer as specified in its charter)

            DELAWARE                               95-1778500
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                141 Spring Street, Lexington, Massachusetts 02421
                    (Address of Principal Executive Offices)

                      Raytheon Savings and Investment Plan
                          Raytheon Excess Savings Plan
                       Raytheon Deferred Compensation Plan
                           (Full title of the plans)

                              THOMAS D. HYDE, ESQ.
                    Senior Vice President and General Counsel

                                RAYTHEON COMPANY
                                141 Spring Street
                         Lexington, Massachusetts 02421
                                (781) 862-6600
                   (Name and Address of Agent for Service)


                        CALCULATION OF REGISTRATION FEE
----------  ------------  ----------------  -------------------  -------------
Title of    Amount to be  Proposed Maximum   Proposed Maximum      Amount of
Securities   Registered    Offering Price   Aggregate Offering   Registration
  to be                     Per Share*      Registration Price*      Fee
Registered
----------  ------------  ----------------  -------------------  -------------
Class B     45,000,000      $29.85            $1,343,250,000      $335,812.50
Common
Stock,
$0.01 par
value per
share
----------  ------------  ----------------  -------------------  -------------
* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plans or at what price such shares will be purchased. The above calculation is based on the average of the high and low prices of the Registrant's Class B Common Stock as reported on the New York Stock Exchange on December 20, 2000.
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         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered pursuant to the employee benefit plans described in Form S-8 filed June 5, 1998, as amended by Post-Effective Amendment No. 1 thereto.

EXPLANATORY NOTE

         This Registration Statement on Form S-8 was originally filed by Raytheon Company, a Delaware corporation (the "Company" or "Registrant")on December 22, 2000. For reasons unknown to both the Registrant and the Securities and Exchange Commisson Staff, the complete text of this Registration Statement does not appear on EDGAR. The Registrant is, therefore, re-submitting this Registration Statement so that a complete copy may be made available on EDGAR.

        This Registration Statement on Form S-8 is filed by the Registrant in connection with the registration of 45,000,000 shares of Class B Common Stock, $0.01 par value per share of the Company ("Common Stock"), which are in addition to the 1,000,000 shares of Common Stock which were registered on the Company's Form S-8 filed on June 5, 1998 (File No. 333-56117), as amended by Post-Effective Amendment No. 1 thereto (collectively, the "Prior Registration Statement"). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of Common Stock and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the SEC by the Company and the Plans are hereby incorporated by reference in this Registration Statement:

(1) The Company's Quarterly Reports on Form 10-Q and for the fiscal quarters ended April 2, 2000, July 2, 2000, as amended by Form 10-Q/A filed with the SEC on August 17, 2000, and October 1, 2000;

(2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A filed with the SEC on June 27, 2000; and

(3) The description of the Company's Class B Common Stock set forth in the Company's registration statement on Form 8-A dated December 11, 1997 and Form 8A/A dated December 17, 1997.

         In addition, all documents subsequently filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
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                                       3

Item 8.  Exhibits

         The following exhibits are part of this Registration Statement:

4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.*

4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.*

4.3  Raytheon Savings and Investment Plan.*+

4.4  Raytheon Savings and Investment Plan for Specified Hourly Payroll
     Employees.*+

4.5  Raytheon Employee Savings and Investment Plan.*+

4.6  Raytheon Savings and Investment Plan for Specified Puerto Rico Employees.*+

4.7  E-Systems Employee Savings Plan.*+

4.8  Raytheon TI Systems Savings Plan.*+

4.9  Raytheon Salaried Savings and Investment Plan.*+

4.10 Raytheon California Hourly Savings and Investment Plan.*+

4.11 Raytheon Tucson Bargaining Savings and Investment Plan.*+

4.12 Raytheon Savings and Investment Plan (10014).*+

4.13 Raytheon Excess Savings Plan.*

4.14 Raytheon Deferred Compensation Plan.*

5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

5.2 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan.*

5.3 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.*

5.4 Internal Revenue Service determination letter in respect of the Raytheon Employee Savings and Investment Plan.*

5.5 Internal Revenue Service determination letter in respect of the E-Systems Employee Savings Plan.*
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                                       4

5.6 An undertaking that the Registrant will submit the Raytheon Salaried Savings and Investment Plan, Raytheon California Hourly Savings and Investment Plan, Raytheon Tucson Bargaining Savings and Investment Plan and Raytheon Savings and Investment Plan (10014) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plans.*

23.1 Consent of John W. Kapples, Esq. (included in Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers L.L.P.

24 Power of Attorney (included on the signature page of the Registration Statement).

*    Filed with the Prior Registration Statement.

+ Exhibits 4.3 through 4.12 have been consolidated into the Raytheon Savings and Investment Plan since the filing of the Prior Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 27th day of June, 2001.

                                            RAYTHEON COMPANY

                                    By: /s/ Thomas D. Hyde
                                            Thomas D. Hyde
                                            Senior Vice President and
                                            General Counsel for the Registrant

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Franklyn A. Caine, Richard A. Goglia and Thomas D. Hyde, and each of them singly, acting alone and without another, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all (1) amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 or (2) additional Registration Statements which may be filed pursuant to General Instruction E to Form S-8 to register additional securities under the employee benefit plans named herein, as may be necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments or additional Registration Statements may make such other changes as the aforesaid attorney-in-fact executing the same deems appropriate.
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                                       5

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 27, 2001 by the following persons in the capacities and on the dates indicated.

         Signature                                   Title


/s/  Daniel P. Burnham            Chairman of the Board of Directors
     Daniel P. Burnham               and Chief Executive Officer
                                    (Principal Executive Officer)
                                            and Director

/s/  Franklyn A. Caine              Senior Vice President and*
     Franklyn A. Caine               Chief Financial Officer
                                  (Principal Financial Officer)

/s/  Edward S. Pliner             Vice President and Corporate Controller*
     Edward S. Pliner                (Principal Accounting Officer)

/s/  Barbara M. Barrett                 Director
     Barbara M. Barrett

/s/  Ferdinand Colloredo-Mansfeld       Director
     Ferdinand Colloredo-Mansfeld

/s/  John M. Deutch                     Director
     John M. Deutch

/s/  Thomas E. Everhart                 Director
     Thomas E. Everhart

/s/  John R. Galvin                     Director
     John R. Galvin

                                        Director
     L. Dennis Kozlowski

/s/  Henrique de Campos Meirelles       Director
     Henrique de Campos Meirelles

/s/  Frederic M. Poses                  Director
     Frederic M. Poses

/s/  Warren B. Rudman                   Director
     Warren B. Rudman

/s/  Michael C. Ruettgers               Director
     Michael C. Ruettgers

/s/  William R. Spivey                  Director
     William R. Spivey

/s/  Alfred M. Zeien                    Director
     Alfred M. Zeien
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                                       1

                                 Exhibit Index

Exhibit No.                Description of Documents

4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.*

4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.*

4.3  Raytheon Savings and Investment Plan.*+

4.4  Raytheon Savings and Investment Plan for Specified Hourly Payroll
     Employees.*+

4.5  Raytheon Employee Savings and Investment Plan.*+

4.6  Raytheon Savings and Investment Plan for Specified Puerto Rico Employees.*+

4.7  E-Systems Employee Savings Plan.*+

4.8  Raytheon TI Systems Savings Plan.*+

4.9  Raytheon Salaried Savings and Investment Plan.*+

4.10 Raytheon California Hourly Savings and Investment Plan.*+

4.11 Raytheon Tucson Bargaining Savings and Investment Plan.*+

4.12 Raytheon Savings and Investment Plan (10014).*+

4.13 Raytheon Excess Savings Plan.*

4.14 Raytheon Deferred Compensation Plan.*

5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

5.2 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan.*

5.3 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.*

5.4 Internal Revenue Service determination letter in respect of the Raytheon Employee Savings and Investment Plan.*

5.5 Internal Revenue Service determination letter in respect of the E-Systems Employee Savings Plan.*

5.6 An undertaking that the Registrant will submit the Raytheon Salaried Savings and Investment Plan, Raytheon California Hourly Savings and Investment Plan, Raytheon Tucson Bargaining Savings and Investment Plan and Raytheon Savings and Investment Plan (10014) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plans.*

23.1 Consent of John W. Kapples, Esq. (included in Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers L.L.P.

24 Power of Attorney (included on the signature page of the Registration Statement).

*   Filed with the Prior Registration Statement.

+ Exhibits 4.3 through 4.12 have been consolidated into the Raytheon Savings and Investment Plan since the filing of the Prior Registration Statement.